Exhibit 32.1

CERTIFICATION

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Henry Schein, Inc. (the
“Company”) for the period ended December 26, 2020, as filed with the Securities and
Exchange Commission on the date hereof (the “Report”), I, Stanley M. Bergman, the
Chairman and Chief Executive Officer of the Company, and I, Steven Paladino,
Executive Vice President and Chief Financial Officer of the Company,

do hereby certify
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-
Oxley Act of 2002, to the best of my knowledge and belief that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:

February 17, 2021

/s/ Stanley M. Bergman

Stanley M. Bergman
Chairman and Chief Executive Officer

Dated:

February 17, 2021

/s/ Steven Paladino

Steven Paladino
Executive Vice President and
Chief Financial Officer
This certification accompanies each Report pursuant to Section 906 of the Sarbanes-
Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley
Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.